                        ALTERNATIVE LOAN TRUST 2005-86CB

                                FINAL TERM SHEET

                               [COUNTRYWIDE LOGO]

                           $989,999,224 (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                                     SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED DECEMBER 27, 2005

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-86CB

            DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JANUARY 25, 2006

                            ------------------------

The following classes of certificates are being offered pursuant to this free writing prospectus:

                           INITIAL CLASS                                            INITIAL CLASS
                            CERTIFICATE    PASS-THROUGH                              CERTIFICATE    PASS-THROUGH
                              BALANCE          RATE                                    BALANCE          RATE
                           ------------    -------------                            --------------  ------------
Class A-1                  $ 18,475,000        5.50%        Class A-11               $32,320,000        5.50%
Class A-2                  $ 52,215,000        5.50%        Class A-12               $ 5,000,000        5.50%
Class A-3                  $ 15,310,000        5.50%        Class A-13               $ 6,230,000        5.50%
Class A-4                  $100,850,000        5.50%        Class X                      N/A           Variable
Class A-5                  $ 50,000,000        5.50%        Class PO                 $ 1,765,124         N/A
Class A-6                  $100,000,000        5.50%        Class A-R                $       100        5.50%
Class A-7                  $ 32,990,000        5.50%        Class M                  $19,500,000        5.50%
Class A-8                  $369,900,000        5.50%        Class B-1                $ 8,000,000        5.50%
Class A-9                  $ 65,944,000        5.50%        Class B-2                $ 5,000,000        5.50%
Class A-10                 $106,500,000        5.50%

                                    SUMMARY

OFFERED CERTIFICATES

Alternative Loan Trust 2005-86CB will issue twenty-two classes of certificates, nineteen of which are being offered by this free writing prospectus and the accompanying prospectus. The assets of the trust fund that will support both the offered certificates and other classes of certificates will consist, on the closing date, of a pool of mortgage loans with an aggregate stated principal balance of approximately $857,700,819 as of December 1, 2005 and certain other property and assets described in this free writing prospectus. The mortgage loans will consist primarily of 30-year conventional fixed-rate mortgage loans secured by first liens on one- to four-family residential properties. All of the mortgage loans have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

The following chart lists certain characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they are assigned the following ratings by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and by Moody's Investors Service, Inc. ("Moody's"):

                  S&P      MOODY'S
  CLASS         RATINGS    RATING                      TYPE
-----------     -------    --------  ---------------------------------------
Class A-1         AAA       Aaa      Senior/NAS
Class A-2         AAA       Aaa      Senior/NAS/Support
Class A-3         AAA       Aa1      Senior/NAS/Support
Class A-4         AAA       Aaa      Senior/Super Senior
Class A-5         AAA       Aaa      Senior/Companion
Class A-6         AAA       Aaa      Senior/Super Senior
Class A-7         AAA       Aaa      Senior/Super Senior
Class A-8         AAA       Aaa      Senior/Super Senior
Class A-9         AAA       Aaa      Senior/Super Senior
Class A-10        AAA       Aaa      Senior/Planned Balance/Super Senior
Class A-11        AAA       Aaa      Senior/Planned Balance/Super Senior
Class A-12        AAA       Aaa      Senior/Accretion Directed/Companion
Class A-13        AAA       Aaa      Senior/Accrual/Companion/Super Senior
Class X           AAA       Aaa      Senior/Notional Amount/Interest
                                     Only/Variable Rate
Class PO          AAA       Aaa      Senior/Principal Only
Class A-R         AAA       Aaa      Senior/Residual
Class M           AA        Aa3      Subordinate
Class B-1          A         A3      Subordinate
Class B-2         BBB       Baa2     Subordinate

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

CUT-OFF DATE

For any mortgage loan included in the trust fund on the closing date, the later of December 1, 2005 and the date of origination for that mortgage loan (either of these dates is sometimes referred to in this free writing prospectus as the initial cut-off date). For any mortgage loan conveyed to the trust fund after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the trust fund.

CLOSING DATE

On or about December 28, 2005.

DEPOSITOR

CWALT, Inc. is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SELLERS

Countrywide Home Loans, Inc. will be the seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation, or one of its subsidiaries, which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for January 25, 2006.

RECORD DATE

The record date for any distribution date will be the last business day of the month preceding the month of that distribution date.

INTEREST PAYMENTS

Interest will accrue at the rate described in this free writing prospectus on each interest-bearing class of certificates on the basis of a 360-day year divided into twelve 30-day months.

The interest accrual period for the interest-bearing classes of certificates for any distribution date will be the calendar month before the distribution date.

PRINCIPAL PAYMENTS

Principal will be paid on each class of certificates entitled to receive principal payments on each distribution date as described in this free writing prospectus under "Description of the Certificates."

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the trust fund after the aggregate stated principal balance of the mortgage loans and real estate owned by the trust fund is less than or equal to 10% of the sum of the aggregate stated principal balance of the closing date mortgage loans as of the initial cut-off date plus any amount deposited in the supplemental loan account on the closing date.

SUPPLEMENTAL LOAN ACCOUNT AND CAPITALIZED INTEREST ACCOUNT

If the aggregate stated principal balance of the mortgage loans transferred to the trust fund on the closing date (these mortgage loans are referred to in this free writing prospectus as the closing date mortgage loans) is less than $1,000,000,000, an amount equal to the difference between that amount and the aggregate stated principal balance of the closing date mortgage loans will be deposited in a supplemental loan account to be used through January 31, 2006 to purchase supplemental mortgage loans. Any amounts not used for that purpose will be paid to holders of the senior certificates as a prepayment of principal no later than the February 2006 distribution date.

Because some of the mortgage loans may not be acquired by the trust fund until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the certificates on the first and possibly the second distribution dates. If a supplemental loan account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

COLLECTION ACCOUNT; PRIORITY OF DISTRIBUTIONS

On each distribution date, amounts available in the trust fund to make distributions on the classes of certificates will be applied in the following order of priority:

(1)  to interest on the interest-bearing classes of senior certificates;

(2) to principal of the classes of senior certificates in the manner, order and priority described under "Description of the Certificates -- Principal" in this free writing prospectus;

(3) to any deferred amounts payable on the Class PO Certificates, as described under "Description of the Certificates -- Principal" in this free writing prospectus; and

(4) to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, as described under "Description of the Certificates -- Interest" and " -- Principal" in this free writing prospectus.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

SUBORDINATION

The senior certificates will have a payment priority over the subordinated certificates. Within the classes of subordinated certificates offered by this free writing prospectus, the Class M Certificates will have payment priority over the Class B-1 and Class B-2 Certificates, and the Class B-1 Certificates will have a payment priority over the Class B-2 Certificates. The Class B-3, Class B-4 and Class B-5 Certificates, which are not being offered to the public, also will be subordinated to all of the other certificates, in that order, with the Class B-5 Certificates having the lowest priority of payment.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. This loss protection is accomplished by allocating the realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority before realized losses are allocated to the senior certificates (other than any notional amount certificates). Any realized losses allocable to the senior certificates will be allocated as described in this free writing prospectus under "Description of the Certificates - Allocation of Losses."

TAX STATUS

For federal income tax purposes, the trust fund (exclusive of the supplemental loan account and the capitalized interest account) will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class PO, Class X and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                MORTGAGE RATES(1)

                                                                                                                          WEIGHTED
                    NUMBER OF                        PERCENT OF                                                           AVERAGE
                     INITIAL      AGGREGATE           INITIAL          AVERAGE        WEIGHTED AVERAGE      WEIGHTED     ORIGINAL
                    MORTGAGE  PRINCIPAL BALANCE       MORTGAGE    PRINCIPAL BALANCE   REMAINING TERM TO   AVERAGE FICO LOAN-TO-VALUE
MORTGAGE RATE (%)     LOANS      OUTSTANDING           LOANS       OUTSTANDING ($)    MATURITY (MONTHS)   CREDIT SCORE   RATIO (%)
----------------   ---------- -----------------     -----------   -----------------   -----------------   ------------ -------------
4.500 .........          1     $    280,000.00         0.03%          280,000.00             360               745         80.00
5.000 .........          4          726,922.84         0.08           181,730.71             358               723         66.09
5.250 .........          3          557,701.53         0.07           185,900.51             357               733         66.21
5.375 .........         15        3,000,034.94         0.35           200,002.33             360               749         49.62
5.500 .........         39        8,150,140.49         0.95           208,977.96             359               740         56.53
5.625 .........         76       16,838,676.39         1.96           221,561.53             358               739         67.74
5.750 .........        207       47,027,300.70         5.48           227,185.03             358               731         67.95
5.755 .........          1          190,000.00         0.02           190,000.00             360               678         28.36
5.875 .........        516      107,555,606.34        12.54           208,441.10             358               725         65.28
5.990 .........         10        2,478,069.40         0.29           247,806.94             359               749         63.12
6.000 .........        481       97,999,983.69        11.43           203,742.17             359               719         66.85
6.045 .........          1          315,000.00         0.04           315,000.00             359               663         89.24
6.050 .........          1          313,690.39         0.04           313,690.39             359               716         59.25
6.115 .........          1          282,000.00         0.03           282,000.00             360               774         36.05
6.120 .........          2          497,100.00         0.06           248,550.00             360               747         88.06
6.125 .........        440       92,752,022.18        10.81           210,800.05             359               729         68.07
6.170 .........          1          128,250.00         0.01           128,250.00             360               739         95.00
6.175 .........          1          127,200.00         0.01           127,200.00             360               701         89.26
6.180 .........          1          207,500.00         0.02           207,500.00             360               727         86.46
6.200 .........          1          103,850.36         0.01           103,850.36             359               747         80.00
6.250 .........        840      165,218,757.32        19.26           196,689.00             359               720         69.47
6.310 .........          1           90,900.00         0.01            90,900.00             360               730         90.00
6.345 .........          1          187,000.00         0.02           187,000.00             360               653         85.00
6.375 .........        851      171,220,584.25        19.96           201,199.28             359               720         71.49
6.400 .........          1           53,976.00         0.01            53,976.00             360               664         90.00
6.500 .........        427       94,955,867.69        11.07           222,379.08             360               723         77.15
6.625 .........        196       43,915,070.94         5.12           224,056.48             360               717         76.87

                                                                                                                         WEIGHTED
                    NUMBER OF                        PERCENT OF                                                           AVERAGE
                     INITIAL      AGGREGATE           INITIAL          AVERAGE        WEIGHTED AVERAGE      WEIGHTED     ORIGINAL
                    MORTGAGE  PRINCIPAL BALANCE       MORTGAGE    PRINCIPAL BALANCE   REMAINING TERM TO   AVERAGE FICO LOAN-TO-VALUE
MORTGAGE RATE (%)     LOANS      OUTSTANDING           LOANS       OUTSTANDING ($)    MATURITY (MONTHS)   CREDIT SCORE   RATIO (%)
----------------   ---------- -----------------     -----------   -----------------   -----------------   ------------ -------------
6.750...........        6          1,023,314.00         0.12        170,552.33               359              729          70.78
6.875...........        8          1,504,300.00         0.18        188,037.50               359              702          76.29
                    -----     -----------------       ------
      Total.....    4,133     $  857,700,819.45       100.00%
                    =====     =================       ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans (as so adjusted) is approximately 6.181% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans is approximately 6.182% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                  WEIGHTED
                                                                                                  AVERAGE   WEIGHTED     WEIGHTED
                             NUMBER OF                   PERCENT OF                   WEIGHTED   REMAINING   AVERAGE      AVERAGE
         RANGE OF             INITIAL      AGGREGATE      INITIAL        AVERAGE      AVERAGE       TERM      FICO       ORIGINAL
     CURRENT MORTGAGE        MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  PRINCIPAL BALANCE MORTGAGE  TO MATURITY  CREDIT   LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)    LOANS      OUTSTANDING      LOANS     OUTSTANDING ($)  RATE (%)    (MONTHS)    SCORE      RATIO (%)
---------------------------  --------- ----------------- ---------- ----------------- --------  ----------- --------  --------------
      0.01 -   50,000.00....     24    $   1,024,513.53    0.12%        42,688.06     6.175        360          728       38.03
 50,000.01 -  100,000.00....    393       32,659,530.74    3.81         83,103.13     6.156        359          734       59.34
100,000.01 -  150,000.00....    766       97,261,300.40   11.34        126,972.98     6.187        358          725       67.57
150,000.01 -  200,000.00....    927      163,341,142.62   19.04        176,204.04     6.201        359          724       69.52
200,000.01 -  250,000.00....    751      169,332,006.91   19.74        225,475.38     6.169        360          721       69.66
250,000.01 -  300,000.00....    601      165,476,332.75   19.29        275,335.00     6.182        359          719       70.40
300,000.01 -  350,000.00....    484      157,538,772.59   18.37        325,493.33     6.190        359          722       72.44
350,000.01 -  400,000.00....    156       56,007,855.52    6.53        359,024.71     6.163        359          726       70.94
400,000.01 -  450,000.00....     12        5,135,850.00    0.60        427,987.50     6.147        360          719       77.79
450,000.01 -  500,000.00....     10        4,823,264.39    0.56        482,326.44     6.024        359          742       78.02
500,000.01 -  550,000.00....      5        2,637,750.00    0.31        527,550.00     6.055        359          758       73.53
550,000.01 -  600,000.00....      2        1,152,500.00    0.13        576,250.00     6.436        360          778       77.43
600,000.01 -  650,000.00....      1          650,000.00    0.08        650,000.00     6.250        360          713       71.43
650,000.01 -  700,000.00....      1          660,000.00    0.08        660,000.00     6.250        360          803       75.00
Total.......................  -----    ----------------   -----
                              4,133    $ 857,700,819.45  100.00%
                              =====    ================  ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans is approximately $207,525.

                              FICO CREDIT SCORES(1)

                                                                                               WEIGHTED
                                                                                               AVERAGE   WEIGHTED    WEIGHTED
                         NUMBER OF                    PERCENT OF                   WEIGHTED   REMAINING  AVERAGE     AVERAGE
                          INITIAL       AGGREGATE      INITIAL       AVERAGE       AVERAGE       TERM      FICO      ORIGINAL
     RANGE OF            MORTGAGE  PRINCIPAL BALANCE   MORTGAGE  PRINCIPAL BALANCE MORTGAGE  TO MATURITY  CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES         LOANS      OUTSTANDING       LOANS     OUTSTANDING ($)  RATE (%)    (MONTHS)    SCORE     RATIO (%)
--------------------     --------- ----------------- ----------  ----------------- --------  ----------- --------  -------------
 619 and Below......          25    $   4,800,469.16      0.56%      192,018.77     6.066        360       608         58.40
 620-639............         152       32,263,670.70      3.76       212,260.99     6.189        360       630         68.19
 640-659............         292       62,677,077.78      7.31       214,647.53     6.169        359       650         66.84
 660-679............         408       83,744,022.12      9.76       205,254.96     6.202        359       670         69.74
 680-699............         443       94,281,944.19     10.99       212,826.06     6.191        359       690         69.58
 700-719............         593      123,361,863.99     14.38       208,030.12     6.220        359       709         71.92
 720 and Above......       2,218      456,297,903.41     53.20       205,724.93     6.168        359       761         69.96
 Not Available......           2          273,868.10      0.03       136,934.05     6.129        360        NA         80.65
   Total............       -----     ---------------    ------
                           4,133    $ 857,700,819.45    100.00%
                           =====    ================    ======

---------------
(1) As of the initial cut-off date, the weighted average FICO Credit Score (where available) of the mortgagors related to the Initial Mortgage Loans is approximately 723.

                             DOCUMENTATION PROGRAMS

                                                                                              WEIGHTED
                                                                                              AVERAGE   WEIGHTED    WEIGHTED
                         NUMBER OF                   PERCENT OF                   WEIGHTED   REMAINING  AVERAGE      AVERAGE
                          INITIAL      AGGREGATE       INITIAL       AVERAGE      AVERAGE       TERM      FICO      ORIGINAL
                         MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  PRINCIPAL BALANCE MORTGAGE  TO MATURITY  CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM            LOANS      OUTSTANDING      LOANS     OUTSTANDING ($)  RATE (%)    (MONTHS)    SCORE     RATIO (%)
--------------------     --------- ----------------- ---------- ----------------- --------  ----------- --------  -------------
CLUES...............          14   $   2,699,224.00      0.31%      192,801.71      6.373        360       687          78.03
Full/Alternative....       1,608     316,358,766.26     36.88       196,740.53      6.071        359       719          70.07
No Income/No Asset..         299      55,560,428.22      6.48       185,820.83      6.200        359       719          58.39
Preferred...........         696     143,502,197.84     16.73       206,181.32      6.156        359       753          70.23
Reduced.............       1,445     325,782,538.77     37.98       225,455.04      6.297        359       716          71.63
Stated Income
 /Stated Asset.......         71      13,797,664.36      1.61       194,333.30      6.158        359       695          61.69
   Total............      ------   ----------------    ------
                           4,133   $ 857,700,819.45    100.00%
                           =====   ================    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                 WEIGHTED
                                                                                                 AVERAGE    WEIGHTED    WEIGHTED
                          NUMBER OF                    PERCENT OF                    WEIGHTED   REMAINING   AVERAGE      AVERAGE
                           INITIAL      AGGREGATE        INITIAL       AVERAGE       AVERAGE       TERM       FICO      ORIGINAL
   RANGE OF ORIGINAL      MORTGAGE  PRINCIPAL BALANCE   MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  TO MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)    LOANS      OUTSTANDING        LOANS     OUTSTANDING ($)   RATE (%)    (MONTHS)    SCORE     RATIO (%)
------------------------  --------- -----------------  ---------- -----------------  --------  -----------  --------  --------------
 50.00 and Below.....        664    $  115,545,390.74     13.47%     174,014.14        6.085        358        727       40.13
 50.01 to 55.00......        212        41,361,585.40      4.82      195,101.82        6.087        359        723       52.55
 55.01 to 60.00......        231        47,527,968.09      5.54      205,748.78        6.091        359        717       57.75
 60.01 to 65.00......        277        60,583,251.42      7.06      218,712.10        6.099        359        716       62.63
 65.01 to 70.00......        294        64,778,421.75      7.55      220,334.77        6.138        359        717       68.06
 70.01 to 75.00......        264        59,710,406.40      6.96      226,175.78        6.159        359        723       73.01
 75.01 to 80.00......      1,998       427,679,174.08     49.86      214,053.64        6.243        359        725       79.71
 80.01 to 85.00......         17         3,638,951.62      0.42      214,055.98        6.248        360        719       83.68
 85.01 to 90.00......        105        20,729,632.59      2.42      197,425.07        6.302        360        711       89.50
 90.01 to 95.00......         68        15,353,322.85      1.79      225,784.16        6.183        359        729       94.14
 95.01 to 100.00.....          3           792,714.51      0.09      264,238.17        5.890        360        700       97.14
   Total.............     ------     ----------------    ------
                           4,133     $ 857,700,819.45    100.00%
                           =====     ================    ======

-----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans is approximately 69.82%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                  WEIGHTED
                                                                                                  AVERAGE    WEIGHTED    WEIGHTED
                             NUMBER OF                     PERCENT OF     AVERAGE      WEIGHTED  REMAINING    AVERAGE    AVERAGE
                              INITIAL       AGGREGATE       INITIAL      PRINCIPAL      AVERAGE    TERM        FICO      ORIGINAL
                             MORTGAGE   PRINCIPAL BALANCE   MORTGAGE      BALANCE      MORTGAGE  TO MATURITY  CREDIT   LOAN-TO-VALUE
STATE                          LOANS       OUTSTANDING       LOANS    OUTSTANDING ($)  RATE (%)    (MONTHS)   SCORE       RATIO (%)
-------------------------    ---------  -----------------  ---------- ---------------  --------  ----------  --------  -------------
Arizona..................        265    $   53,342,520.85      6.22%     201,292.53      6.180       360        719        70.02
California...............        765       198,124,847.96     23.10      258,986.73      6.163       359        718        63.71
Colorado.................        179        33,910,977.70      3.95      189,446.80      6.198       359        736        74.36
Florida..................        359        69,512,314.53      8.10      193,627.62      6.215       360        716        69.86
Georgia..................        137        25,526,890.75      2.98      186,327.67      6.185       359        727        76.08
Hawaii...................         65        21,939,559.75      2.56      337,531.69      6.057       359        728        71.27
Illinois.................         93        20,036,872.68      2.34      215,450.24      6.283       360        718        72.93
Maryland.................         92        21,581,065.13      2.52      234,576.79      6.159       359        720        65.84
Nevada...................        219        50,767,252.80      5.92      231,813.94      6.102       359        722        72.81
New Jersey...............         93        21,418,269.63      2.50      230,303.97      6.267       358        722        69.19
New York.................        118        28,866,780.63      3.37      244,633.73      6.238       359        716        66.38
North Carolina...........        113        19,628,695.57      2.29      173,705.27      6.197       359        727        74.03
Oregon...................        148        28,543,113.78      3.33      192,858.88      6.236       359        731        71.61
Texas....................        170        28,387,101.86      3.31      166,982.95      6.145       360        736        75.33
Virginia.................        135        30,482,547.95      3.55      225,796.65      6.193       360        717        70.08
Washington...............        164        35,319,343.81      4.12      215,361.85      6.189       359        724        73.33
Other (less than 2%).....      1,018       170,312,664.07     19.86      167,301.24      6.189       359        729        72.27
                               -----    -----------------    ------
   Total.................      4,133    $  857,700,819.45    100.00%
                               =====    =================    ======

---------
(1) The Other row in the preceding table includes 34 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 0.596% of the Initial Mortgage Loans will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                  WEIGHTED
                                                                                                   AVERAGE   WEIGHTED    WEIGHTED
                             NUMBER OF                     PERCENT OF      AVERAGE     WEIGHTED   REMAINING  AVERAGE      AVERAGE
                              INITIAL       AGGREGATE       INITIAL       PRINCIPAL     AVERAGE     TERM       FICO      ORIGINAL
                             MORTGAGE   PRINCIPAL BALANCE   MORTGAGE       BALANCE     MORTGAGE  TO MATURITY  CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                   LOANS       OUTSTANDING       LOANS     OUTSTANDING ($)  RATE (%)   (MONTHS)   SCORE      RATIO (%)
-------------------------    ---------  -----------------  ---------- ---------------  --------  ----------  --------  -------------
Refinance (cash-out).....     1,423     $  295,693,517.34     34.48%     207,795.87      6.140       359        706        61.76
Purchase.................     2,124        446,923,908.91     52.11      210,416.15      6.229       359        734        76.34
Refinance (rate/term)....       586        115,083,393.20     13.42      196,388.04      6.108       359        725        65.24
                              -----     -----------------    ------
  Total..................     4,133     $  857,700,819.45    100.00%
                             ======     =================    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                  WEIGHTED
                                                                                                   AVERAGE   WEIGHTED    WEIGHTED
                             NUMBER OF                     PERCENT OF    AVERAGE       WEIGHTED   REMAINING   AVERAGE     AVERAGE
                              INITIAL       AGGREGATE       INITIAL     PRINCIPAL       AVERAGE     TERM       FICO      ORIGINAL
                             MORTGAGE   PRINCIPAL BALANCE   MORTGAGE     BALANCE       MORTGAGE  TO MATURITY  CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                  LOANS       OUTSTANDING       LOANS    OUTSTANDING ($)  RATE (%)    (MONTHS)   SCORE      RATIO (%)
---------------------------- ---------  -----------------  ---------- ---------------  --------  ----------  --------  -------------
2-4 Family Residence........     126    $   34,206,339.00      3.99%     271,478.88      6.258       358        723        67.85
Condominium Hotel...........       2           344,920.00      0.04      172,460.00      6.500       360        753        67.65
Cooperative.................       2           121,897.79      0.01       60,948.90      6.170       359        660        52.35
High-rise Condominium.......      43        10,514,852.89      1.23      244,531.46      6.267       360        737        75.68
Low-rise Condominium........     392        76,880,571.03      8.96      196,123.91      6.262       359        733        72.95
Planned Unit Development....   1,133       245,308,546.41     28.60      216,512.40      6.170       359        727        72.16
Single Family Residence.....   2,435       490,323,692.33     57.17      201,364.97      6.168       359        719        68.18
                               -----    -----------------    ------
  Total.....................   4,133    $  857,700,819.45    100.00%
                               =====    =================    ======

                               OCCUPANCY TYPES(1)

                                                                                                  WEIGHTED
                                                                                                   AVERAGE   WEIGHTED    WEIGHTED
                             NUMBER OF                     PERCENT OF     AVERAGE      WEIGHTED   REMAINING  AVERAGE      AVERAGE
                              INITIAL       AGGREGATE       INITIAL      PRINCIPAL      AVERAGE     TERM       FICO      ORIGINAL
                             MORTGAGE   PRINCIPAL BALANCE   MORTGAGE      BALANCE      MORTGAGE  TO MATURITY  CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                 LOANS       OUTSTANDING       LOANS    OUTSTANDING ($)  RATE (%)    (MONTHS)   SCORE      RATIO (%)
---------------------------  ---------  -----------------  ---------- ---------------  --------  ----------  --------  -------------
Investment Property........      266    $   48,461,029.14      5.65%     182,184.32      6.260       359        733        70.91
Primary Residence..........    3,610       755,297,391.48     88.06      209,223.65      6.175       359        722        69.49
Secondary Residence........      257        53,942,398.83      6.29      209,892.60      6.203       360        736        73.48
                               -----    -----------------    ------
  Total....................    4,133    $  857,700,819.45    100.00%
                               =====    =================    ======

-----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                 WEIGHTED    WEIGHTED
                             NUMBER OF                     PERCENT OF     AVERAGE      EIGHTED   AVERAGE      AVERAGE
                              INITIAL       AGGREGATE       INITIAL      PRINCIPAL     AVERAGE     FICO      ORIGINAL
   REMAINING TERM            MORTGAGE   PRINCIPAL BALANCE   MORTGAGE      BALANCE      ORTGAGE    CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)           LOANS       OUTSTANDING       LOANS    OUTSTANDING ($)  RATE (%)   SCORE      RATIO (%)
---------------------------  ---------  -----------------  ---------- ---------------  --------  --------  -------------
360........................    3,238    $  651,950,068.25     76.01%     201,343.44      6.207      722        69.41
359........................      652       146,952,739.97     17.13      225,387.64      6.115      725        70.66
358........................      159        40,351,457.88      4.70      253,782.75      6.117      734        73.48
357........................       40        10,059,478.82      1.17      251,486.97      6.026      722        76.62
356........................       16         3,849,780.41      0.45      240,611.28      5.771      748        64.28
355........................        1           232,000.00      0.03      232,000.00      6.125      731        80.00
354........................        1            93,094.59      0.01       93,094.59      6.000      648        75.00
353........................        1           137,419.02      0.02      137,419.02      5.625      786        43.28
352........................        1           134,420.00      0.02      134,420.00      6.125      767        70.75
351........................        1           281,521.28      0.03      281,521.28      6.375      764        56.80
349........................        2           255,410.23      0.03      127,705.12      5.883      738        71.43
300........................        1           133,600.00      0.02      133,600.00      6.375      713        80.00
240........................       20         3,269,829.00      0.38      163,491.45      6.008      730        57.06
                               -----    -----------------    ------
   Total...................    4,133    $  857,700,819.45    100.00%
                               =====    =================    ======

------------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans is approximately 359 months.

CONVEYANCE OF SUPPLEMENTAL MORTGAGE LOANS

      If the aggregate Stated Principal Balance of the Closing Date Mortgage Loans as of the initial cut-off date is less than $1,000,000,000, an account (the "Supplemental Loan Account") will be established with the trustee on the closing date and funded in an amount (the "Supplemental Amount") equal to the excess of the aggregate of the Class Certificate Balances of the certificates over the aggregate Stated Principal Balance of the Closing Date Mortgage Loans as of the initial cut-off date. As of the date of this free writing prospectus, the Supplemental Amount is expected to be approximately $142,299,181, but the amount actually deposited in the Supplemental Loan Account on the closing date will equal the excess, if any, of the aggregate Class Certificate Balance of the certificates as of the closing date over the aggregate Stated Principal Balance of the Closing Date Mortgage Loans as of the initial cut-off date.

      Any investment income earned from amounts in the Supplemental Loan Account will be paid to the depositor and will not be available for payments on the certificates. During the period from the closing date to the earlier of the date on which the amount in the Supplemental Loan Account is less than $150,000 and January 31, 2006 (the "Conveyance Period"), the depositor is expected to purchase Supplemental Mortgage Loans from one or more of the sellers and sell those Supplemental Mortgage Loans to the trust fund as described below. The purchase price for each Supplemental Mortgage Loan purchased by the trust after the closing date will equal the Stated Principal Balance of the Supplemental Mortgage Loan as of the later of the first day of the month of the transfer to the trust fund and the date of origination of that mortgage loan (the related "Supplemental Cut-off Date") and will be paid from the Supplemental Loan Account. Accordingly, the purchase of Supplemental Mortgage Loans will decrease the amount on deposit in the Supplemental Loan Account and increase the Stated Principal Balance of the mortgage pool.

      Because some of the mortgage loans may not be acquired by the trust fund until after the closing date, there may not be sufficient interest collections from the mortgage loans to pay all the interest due on the certificates on the first and possibly the second Distribution Dates. A capitalized interest account (the "Capitalized Interest Account") will be established and funded on the closing date from which funds (together with any investment earnings thereon) will be drawn upon to offset any interest shortfall on each Distribution Date during and, if necessary, immediately following the Conveyance Period as a result of the supplemental loan mechanism. Any amounts remaining in the Capitalized Interest Account after making distributions of interest on the first Distribution Date following the end of the Conveyance Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

      Amounts on deposit in the Supplemental Loan Account and the Capitalized Interest Account will be invested in Eligible Investments. The Supplemental Loan Account and the Capitalized Interest Account will not be assets of any REMIC.

      Pursuant to the pooling and servicing agreement and a supplemental transfer agreement (a "Supplemental Transfer Agreement") to be executed by the applicable seller, the depositor and the trustee, the conveyance of Supplemental Mortgage Loans may be made on any business day during the Conveyance Period (a "Supplemental Transfer Date"), subject to the fulfillment of certain conditions in the pooling and servicing agreement, including that the Supplemental Mortgage Loans conveyed on the related Supplemental Transfer Date satisfy the same representations and warranties in the pooling and servicing agreement applicable to all of the mortgage loans, and that, as of the Supplemental Cut-off Date:

      - the Supplemental Mortgage Loans conveyed on that Supplemental Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the certificateholders,

      - the trustee receives an opinion of counsel with respect to the validity of the conveyance of the Supplemental Mortgage Loans conveyed on that Supplemental Transfer Date,

      - the Supplemental Mortgage Loans conveyed on that Supplemental Transfer Date were originated in accordance with the underwriting standards described in this free writing prospectus,

      - the aggregate of the PO Percentages of the Stated Principal Balances of all Supplemental Mortgage Loans (also referred to as the Class PO Sublimit) shall be no greater than approximately $468,504,

      - the conveyance of the Supplemental Mortgage Loans on that Supplemental Transfer Date will not result in a reduction or withdrawal of any ratings assigned to the offered certificates, and

      - following the conveyance of the Supplemental Mortgage Loans on that Supplemental Transfer Date to the trust fund, the characteristics of the trust fund will not vary by more than the permitted variance specified below from the characteristics listed below; provided that for the purpose of making such calculations, the characteristics for any Closing Date Mortgage Loan will be taken as of the initial cut-off date and the characteristics for any Supplemental Mortgage Loan will be taken as of the related Supplemental Cut-off Date:

                                                                            PERMITTED VARIANCE
CHARACTERISTIC                                                                   OR RANGE
-------------------                                                         ------------------
Average Stated Principal Balance......................    $203,000                  5%
Weighted Average Mortgage Rate........................      6.18%             6.08% to 6.28%
Weighted Average Original Loan-to-Value Ratio.........     70.00%                   5%
Weighted Average Remaining Term to Maturity...........   359 months              2 months
Weighted Average FICO Credit Score....................       723                10 points
Maximum Percentage of Interest Only Loans.............     60.00%                   NA

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates will be issued do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2005-86CB, will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class X, Class PO and Class A-R Certificates (all of which are together referred to as senior certificates) and the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (all of which are together referred to as subordinated certificates). The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Their initial Class Certificate Balances are expected to be approximately $4,000,000, $3,500,000 and $2,500,775, respectively, and their pass-through rates will be 5.50% per annum. The classes of offered certificates will have the respective initial Class Certificate Balances or initial notional amounts and pass-through rates as described below in this free writing prospectus. The initial Class Certificate Balances and initial notional amounts may vary in the aggregate by plus or minus 5%.

      The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

      - all amounts previously distributed to holders of certificates of the class as payments of principal,

      -     the amount of Realized Losses allocated to the class, and

      - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses", in the case of the Class A-13 Certificates, increased by

      - all interest accrued and added to its Class Certificate Balance prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates. See "Application of Liquidation Proceeds" in the prospectus.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date after the first Distribution Date following the Conveyance Period exceeds the Pool Principal Balance as of the Due Date occurring in the month of that Distribution Date. The notional amount certificates do not have principal balances and are not entitled to any distributions in respect of principal on the mortgage loans.

      The senior certificates will have an initial aggregate principal balance of approximately $957,499,224, and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.75% in the trust fund. The Class Certificate Balance of the Class PO Certificates as of the Closing Date is expected to be approximately $1,765,124, based upon assumptions with respect to the Supplemental Mortgage Loans. It is expected that there will be a principal prepayment of the Class PO Certificates on the first Distribution Date after the end of the Conveyance Period as a result of the actual characteristics of the Supplemental Mortgage Loans. The Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 1.95%, 0.80%, 0.50%, 0.40%, 0.35% and 0.25%, respectively, in the trust fund.

      The Class A-R, Class B-3, Class B-4 and Class B-5 Certificates will be issued in fully registered certificated form. All of the remaining classes of certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

NOTIONAL AMOUNT CERTIFICATES

      The Class X Certificates are notional amount certificates.

      The notional amount of the Class X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date). The notional amount of the Class X Certificates as of the closing date is expected to be approximately $893,229,223.

BOOK-ENTRY CERTIFICATES

      The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. Each class of book-entry certificates will be issued as one or more certificates which equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book entry certificates (other than the Class A-5, Class A-7, Class A-9 and Class A-12 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1,000 in excess thereof. Investors may hold such beneficial interests in the Class A-5, Class A-7, Class A-9 and Class A-12 Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates -- Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry Certificates" in the prospectus.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

      On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited therein, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement). Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or before the business day preceding the next Distribution Date. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and will deposit the Available Funds in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). Upon termination of the Conveyance Period, the trustee will deposit into the Distribution Account any amounts remaining in the Supplemental Loan Account, other than investment earnings, for distribution to the certificateholders.

DISTRIBUTIONS

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in January 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the month preceding the month of the Distribution Date.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the Corporate Trust Office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

      As more fully described in this free writing prospectus, distributions will be made on each Distribution Date from Available Funds in the following order of priority:

      - to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest distribution amounts;

      - to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal" in this free writing prospectus in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

      - to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates; and

      - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus.

      "Available Funds" for any Distribution Date will be equal to the sum of:

      - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on any mortgage loans) and principal due on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

      - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with
            (a) the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries;

      - all partial or full prepayments received during the related Prepayment Period, together with interest paid in connection with those payments, other than certain excess amounts, and Compensating Interest;

      - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the related seller or the master servicer as of the Distribution Date; and

      - for each Distribution Date during, and the Distribution Date immediately after the Conveyance Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Conveyance Period, any amounts remaining in the Supplemental Loan Account after the end of the Conveyance Period (net of any investment income thereon);

reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

      The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

      The pass-through rate for the Class X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 5.50%. The pass-through rate for the Class X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.47330% per annum.

      On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This interest distribution amount for any interest-bearing class will be equal to the sum of (a) interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts). The Class PO Certificates are principal only certificates and will not bear interest.

      With respect to each Distribution Date for all of the interest-bearing certificates the interest accrual period will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

      The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" for the Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to

      -     any net prepayment interest shortfalls for the Distribution Date and

      - the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus. With respect to any Distribution Date, a net prepayment interest shortfall is the amount by which the aggregate of prepayment interest shortfalls exceeds the Compensating Interest for such Distribution Date. A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate, net of the master servicing fee, on the Stated Principal Balance of the mortgage loan. A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan. Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive or accrete on the Distribution Date.

      The Class A-13 Certificates are accrual certificates. Interest will accrue on the Class A-13 Certificates during each interest accrual period at a per annum rate of 5.50%. However, this interest will not be distributed on the Class A-13 Certificates until the "Class A-13 Accrual Termination Date" which is the earlier of:

   - the Distribution Date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

   - the Distribution Date on which the Class Certificate Balance of the Class A-12 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the Class Certificate Balance of the Class A-13 Certificates on the related Distribution Date.

      If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates, interest will be distributed or accreted on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

      General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

      The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate less than 5.50% (each a "Discount mortgage loan") will be equal to the net mortgage rate divided by 5.50%. The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate equal to or greater than 5.50% (each a "Non-Discount mortgage loan") will be 100%. The PO Percentage with respect to any Discount mortgage loan will be equal to (5.50% minus the net mortgage rate) divided by 5.50%. The PO Percentage with respect to any Non-Discount mortgage loan will be 0%.

      Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

      The "Non-PO Formula Principal Amount" for any Distribution Date will equal the sum of:

      (i)   the sum of the applicable Non-PO Percentage of

          (a) all monthly payments of principal due on each mortgage loan on the related Due Date,

          (b) the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period,

      (ii) (A) any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date, and

      (iii) on the first Distribution Date after the Conveyance Period, any amounts remaining in the Supplemental Loan Account not allocated to the Class PO Certificates.

      Class A-13 Accrual Amount. On each Distribution Date up to and including the Class A-13 Accrual Termination Date, the amount of accrued interest on the Class A-13 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class A-13 Accrual Amount") will be distributed as principal, first, to the Class A-12 Certificates, until its Class Certificate Balance is reduced to zero, and then to the Class A-13 Certificates, until its Class Certificate Balance is reduced to zero.

      Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, sequentially, as follows:

      1. to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

      2.    concurrently, as follows:

            (a) 79.0684437302% sequentially, to the following classes of certificates in the following order of priority:

                  (i) concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, the Priority Amount, until their respective Class Certificate Balances are reduced to zero;

                  (ii)  concurrently as follows:

                        (x)   34.9179613071% of the remaining amount
                              sequentially, to the following classes of certificates in the following order of priority:

                              a.   in an amount up to $1,033,000 on each
                                   Distribution Date, concurrently, (x) 85% to the Class A-4 Certificates and (y) 15% to the Class A-6 Certificates, until their respective Class Certificate Balances are reduced to zero;

                              b. sequentially, to the Class A-6 and Class A-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                              c. to the Class A-7 Certificates, until its Class Certificate Balance is reduced to zero; and

                        (y)   65.0820386929% of the remaining amount
                              sequentially, to the Class A-8 and Class A-9
                              Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                  (iii) concurrently, to the Class A-1, Class A-2 and Class A-3
                        Certificates, pro rata, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero; and

            (b) 20.9315562698% sequentially, to the following classes of certificates in the following order of priority:

                  (i) sequentially, to the Class A-10 and Class A-11 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date;

                  (ii) sequentially, to the Class A-5, Class A-12 and Class A-13 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                  (iii) sequentially, to the Class A-10 and Class A-11
                        Certificates, in that order, without regard to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero.

      Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently, as principal of the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

      The capitalized terms used herein shall have the following meanings:

      "Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Priority Percentage.

      "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates (other than the notional amount certificates and the Class PO Certificates) immediately prior to such Distribution Date.

      "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through
(d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

      "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to the principal received with respect to such mortgage loan, (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and
(iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

      "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

      "Due Date" means, with respect to a mortgage loan, the day in the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

      "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from December 1, 2005) through the fifteenth day of the calendar month in which the Distribution Date occurs.

      The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

      - the Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date,

      - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

            - the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan and

            - the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

      -     the sum of

            - the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date,

            - the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

            - the amount, if any, on deposit in the Supplemental Loan Account at the end of the Conveyance Period not allocable to the Class PO Certificates.

      "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period, in each case with respect to that mortgage loan. The pool principal balance equals the aggregate of the Stated Principal Balances of the mortgage loans.

      The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date. The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for the Distribution Date.

      The "Senior Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

      The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

      - the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the trust fund and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

      -     cumulative Realized Losses on the mortgage loans do not exceed

            - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

            - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

            - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

            - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

            - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

      If on any Distribution Date the allocation to the class or classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

      Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related Class Subordination Percentages of the class and all classes of subordinated certificates which have higher numerical class designations than the class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for such class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

      The Class Subordination Percentage with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

      On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:


                                                                 Original
                             Beneficial     Initial Credit      Applicable
                            Interest in       Enhancement     Credit Support
                             Trust Fund          Level          Percentage
                            -----------     --------------    --------------
Senior Certificates...         95.75%            4.25%              N/A
Class M...............          1.95%            2.30%             4.25%
Class B-1.............          0.80%            1.50%             2.30%
Class B-2.............          0.50%            1.00%             1.50%
Class B-3.............          0.40%            0.60%             1.00%
Class B-4.............          0.35%            0.25%             0.60%
Class B-5.............          0.25%            0.00%             0.25%

      For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

      The Subordinated Principal Distribution Amount for any Distribution Date will equal

      -     the sum of

            - the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through
                  (d) of clause (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date,

            - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

            - the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

            - the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date,

      - reduced by the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

      Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for the Distribution Date and (y) the product of

      - Available Funds remaining after distribution and accretion of interest on the senior certificates, and

      - a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

      If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the notional amount certificates and the Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution and accretion of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

      The "PO Formula Principal Amount" for any Distribution Date will equal the sum of:

      -     the sum of the applicable PO Percentage of

            - all monthly payments of principal due on each mortgage loan on the related Due Date,

            - the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

            - the Substitution Adjustment Amount in connection with any deleted mortgage loan received for the Distribution Date,

            - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, and

            - all partial and full principal prepayments by borrowers received during the related Prepayment Period,

      - with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date, and

      - the amount, if any, on deposit in the Supplemental Loan Account at the end of the Conveyance Period that is allocable to the Class PO Certificates (as described below).

      On the first Distribution Date following the end of the Conveyance Period, the Class PO Certificates will receive a prepayment in the amount equal to the excess of (x) the Class PO Sublimit over (y) the aggregate PO Percentage of the Stated Principal Balance of the Supplemental Mortgage Loans included in the trust fund at the end of the Conveyance Period. The "Class PO Sublimit" is a portion of the amount deposited in the Supplemental Loan Account on the closing date which is equal to approximately $468,504.

ALLOCATION OF LOSSES

      On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan will be allocated to the Class PO Certificates until their Class Certificate Balance is reduced to zero. The amount of any Realized Loss allocated to the Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

      For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

      The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

      On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, based upon their respective Class Certificate Balances (or in the case of the Accrual Certificates, based on the lesser of their respective initial Class Certificate Balances and their respective Class Certificate Balances immediately prior to that Distribution Date), except that the applicable Non-PO Percentage of any Realized Losses that would otherwise be allocated to the Class A-6 or Class A-8 Certificates will instead be allocated to the Class A-2 Certificates, until its Class Certificate Balance is reduced to zero, and the applicable Non-PO Percentage of any Realized Losses that would otherwise be allocated to the Class A-4, Class A-7, Class A-9, Class A-10, Class A-11 or Class A-13 Certificates will instead be allocated to the Class A-3 Certificates, until its Class Certificate Balance is reduced to zero.

      Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

      In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

      A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                          PRINCIPAL BALANCE SCHEDULES

      The Principal Balance Schedules have been prepared on the basis of the structuring assumptions and the assumption that the mortgage loans prepay at the constant range set forth below:

    PRINCIPAL BALANCE                                                   PREPAYMENT
     SCHEDULES TYPE          RELATED CLASSES OF CERTIFICATES         ASSUMPTION RANGE
-------------------------    -------------------------------         ----------------
Aggregate Planned Balance       Class A-10 and Class A-11              8% to 18% CPR
                                       Certificates

      The Constant Prepayment Rate (or "CPR") assumes a constant prepayment rate per annum each month of the then outstanding principal balance of such mortgage loans. For example, 8% CPR assumes a constant prepayment rate of 8% per annum each month of the then outstanding principal balance of such mortgage loans, and 18% CPR assumes a constant prepayment rate of 18% per annum each month of the then outstanding principal balance of such mortgage loans, and so forth. 0% CPR assumes no prepayments. There is no assurance that prepayments on mortgage loans will occur at 8% CPR, 18% CPR or at any other constant rate.

      There is no assurance that the aggregate Class Certificate Balance of the Class A-10 and Class A-11 Certificates will conform on any Distribution Date to the Aggregate Planned Balance specified for such Distribution Date in the Principal Balance Schedule herein, or that distribution of principal on the Class A-10 and Class A-11 Certificates will end on the Distribution Date specified therein. Because any excess of the amounts available for the distribution of principal of the Class A-10 and Class A-11 Certificates for any Distribution Date over the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for any Distribution Date will be distributed, the ability to reduce the aggregate Class Certificate Balance of the Class A-10 and Class A-11 Certificates will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain within the constant range specified above, the amounts available for distribution of principal of the Class A-10 and Class A-11 Certificates on any Distribution Date may be insufficient to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance. Moreover, because of the diverse remaining terms to maturity of the mortgage loans, the Class A-10 and Class A-11 Certificates may not be reduced to their Aggregate Planned Balance, even if prepayments occur within the constant range specified above.

                                                    AGGREGATE PLANNED
                                                   BALANCE OF THE CLASS
                                                      A-10 AND CLASS
DISTRIBUTION DATE                                  A-11 CERTIFICATES($)
-----------------                                  --------------------
Initial .....................................        138,820,000.00
January 25, 2006 ............................        137,295,441.12
February 25, 2006 ...........................        135,781,610.72
March 25, 2006 ..............................        134,278,455.26
April 25, 2006 ..............................        132,785,900.74
May 25, 2006 ................................        131,303,873.69
June 25, 2006 ...............................        129,832,301.16
July 25, 2006 ...............................        128,371,110.69
August 25, 2006 .............................        126,920,230.34
September 25, 2006 ..........................        125,479,588.65
October 25, 2006 ............................        124,049,114.68
November 25, 2006 ...........................        122,628,737.97
December 25, 2006 ...........................        121,218,388.54
January 25, 2007 ............................        119,817,996.91
February 25, 2007 ...........................        118,427,494.09
March 25, 2007 ..............................        117,046,811.54
April 25, 2007 ..............................        115,675,881.23
May 25, 2007 ................................        114,314,635.59
June 25, 2007 ...............................        112,963,007.50
July 25, 2007 ...............................        111,620,930.34
August 25, 2007 .............................        110,288,337.93
September 25, 2007 ..........................        108,965,164.55
October 25, 2007 ............................        107,651,344.96
November 25, 2007 ...........................        106,346,814.34
December 25, 2007 ...........................        105,051,508.35
January 25, 2008 ............................        103,765,363.09
February 25, 2008 ...........................        102,488,315.07
March 25, 2008 ..............................        101,220,301.30
April 25, 2008 ..............................         99,961,259.19
May 25, 2008 ................................         98,711,126.59
June 25, 2008 ...............................         97,469,841.78
July 25, 2008 ...............................         96,237,343.48
August 25, 2008 .............................         95,013,570.84
September 25, 2008 ..........................         93,798,463.41
October 25, 2008 ............................         92,591,961.18
November 25, 2008 ...........................         91,394,004.55

                                                    AGGREGATE PLANNED
                                                   BALANCE OF THE CLASS
                                                      A-10 AND CLASS
DISTRIBUTION DATE                                   A-11 CERTIFICATES($)
-----------------                                  ---------------------
December 25, 2008 ...........................         90,204,534.33
January 25, 2009 ............................         89,023,491.76
February 25, 2009 ...........................         87,850,818.47
March 25, 2009 ..............................         86,686,456.50
April 25, 2009 ..............................         85,530,348.30
May 25, 2009 ................................         84,382,436.72
June 25, 2009 ...............................         83,242,664.99
July 25, 2009 ...............................         82,110,976.75
August 25, 2009 .............................         80,987,316.04
September 25, 2009 ..........................         79,871,627.27
October 25, 2009 ............................         78,763,855.26
November 25, 2009 ...........................         77,663,945.18
December 25, 2009 ...........................         76,571,842.62
January 25, 2010 ............................         75,487,493.52
February 25, 2010 ...........................         74,410,844.21
March 25, 2010 ..............................         73,341,841.38
April 25, 2010 ..............................         72,280,432.12
May 25, 2010 ................................         71,226,563.86
June 25, 2010 ...............................         70,180,184.40
July 25, 2010 ...............................         69,141,241.91
August 25, 2010 .............................         68,109,684.93
September 25, 2010 ..........................         67,085,462.34
October 25, 2010 ............................         66,068,523.38
November 25, 2010 ...........................         65,058,817.65
December 25, 2010 ...........................         64,056,295.10
January 25, 2011 ............................         63,078,869.72
February 25, 2011 ...........................         62,108,471.42
March 25, 2011 ..............................         61,145,051.17
April 25, 2011 ..............................         60,188,560.29
May 25, 2011 ................................         59,238,950.43
June 25, 2011 ...............................         58,296,173.59
July 25, 2011 ...............................         57,360,182.07
August 25, 2011 .............................         56,430,928.55
September 25, 2011 ..........................         55,508,366.00
October 25, 2011 ............................         54,592,447.72
November 25, 2011 ...........................         53,683,127.36
December 25, 2011 ...........................         52,780,358.87
January 25, 2012 ............................         51,889,897.25
February 25, 2012 ...........................         51,005,861.44
March 25, 2012 ..............................         50,128,206.46
April 25, 2012 ..............................         49,256,887.63
May 25, 2012 ................................         48,391,860.58
June 25, 2012 ...............................         47,533,081.26
July 25, 2012 ...............................         46,680,505.91
August 25, 2012 .............................         45,834,091.09
September 25, 2012 ..........................         44,993,793.65
October 25, 2012 ............................         44,159,570.75
November 25, 2012 ...........................         43,334,241.35
December 25, 2012 ...........................         42,523,332.31
January 25, 2013 ............................         41,750,959.61
February 25, 2013 ...........................         40,992,093.07
March 25, 2013 ..............................         40,246,502.14
April 25, 2013 ..............................         39,513,960.12
May 25, 2013 ................................         38,794,244.14
June 25, 2013 ...............................         38,087,135.08
July 25, 2013 ...............................         37,392,417.50
August 25, 2013 .............................         36,709,879.59
September 25, 2013 ..........................         36,039,313.11
October 25, 2013 ............................         35,380,513.31
November 25, 2013 ...........................         34,733,278.90
December 25, 2013 ...........................         34,097,411.99
January 25, 2014 ............................         33,494,183.98
February 25, 2014 ...........................         32,901,416.05
March 25, 2014 ..............................         32,318,929.48
April 25, 2014 ..............................         31,746,548.52
May 25, 2014 ................................         31,184,100.41
June 25, 2014 ...............................         30,631,415.33
July 25, 2014 ...............................         30,088,326.31
August 25, 2014 .............................         29,554,669.20
September 25, 2014 ..........................         29,030,282.66
October 25, 2014 ............................         28,515,008.04
November 25, 2014 ...........................         28,008,689.41
December 25, 2014 ...........................         27,511,173.46
January 25, 2015 ............................         27,040,476.53
February 25, 2015 ...........................         26,577,721.18
March 25, 2015 ..............................         26,122,774.64
April 25, 2015 ..............................         25,675,506.33
May 25, 2015 ................................         25,235,787.85
June 25, 2015 ...............................         24,803,492.95
July 25, 2015 ...............................         24,378,497.46
August 25, 2015 .............................         23,960,679.28
September 25, 2015 ..........................         23,549,918.32
October 25, 2015 ............................         23,146,096.53
November 25, 2015 ...........................         22,749,097.79
December 25, 2015 ...........................         22,356,378.72
January 25, 2016 ............................         21,944,655.32
February 25, 2016 ...........................         21,540,195.22
March 25, 2016 ..............................         21,142,873.52
April 25, 2016 ..............................         20,752,567.40
May 25, 2016 ................................         20,369,156.14
June 25, 2016 ...............................         19,992,521.08
July 25, 2016 ...............................         19,622,545.53
August 25, 2016 .............................         19,259,114.82
September 25, 2016 ..........................         18,902,116.18
October 25, 2016 ............................         18,551,438.78
November 25, 2016 ...........................         18,206,973.66
December 25, 2016 ...........................         17,868,613.70
January 25, 2017 ............................         17,536,253.62
February 25, 2017 ...........................         17,209,789.89
March 25, 2017 ..............................         16,889,120.77
April 25, 2017 ..............................         16,574,146.22
May 25, 2017 ................................         16,264,767.92
June 25, 2017 ...............................         15,960,889.19
July 25, 2017 ...............................         15,662,415.01
August 25, 2017 .............................         15,369,251.98
September 25, 2017 ..........................         15,081,308.27
October 25, 2017 ............................         14,798,493.62
November 25, 2017 ...........................         14,520,719.29
December 25, 2017 ...........................         14,247,898.07
January 25, 2018 ............................         13,979,944.21
February 25, 2018 ...........................         13,716,773.43
March 25, 2018 ..............................         13,458,302.87
April 25, 2018 ..............................         13,204,451.10
May 25, 2018 ................................         12,955,138.06
June 25, 2018 ...............................         12,710,285.05
July 25, 2018 ...............................         12,469,814.72
August 25, 2018 .............................         12,233,651.02
September 25, 2018 ..........................         12,001,719.22
October 25, 2018 ............................         11,773,945.84
November 25, 2018 ...........................         11,550,258.65
December 25, 2018 ...........................         11,330,586.67
January 25, 2019 ............................         11,114,860.12
February 25, 2019 ...........................         10,903,010.39
March 25, 2019 ..............................         10,694,970.07
April 25, 2019 ..............................         10,490,672.88
May 25, 2019 ................................         10,290,053.68
June 25, 2019 ...............................         10,093,048.43
July 25, 2019 ...............................          9,899,594.19
August 25, 2019 .............................          9,709,629.10
September 25, 2019 ..........................          9,523,092.34
October 25, 2019 ............................          9,339,924.13
November 25, 2019 ...........................          9,160,065.73
December 25, 2019 ...........................          8,983,459.39
January 25, 2020 ............................          8,810,048.34
February 25, 2020 ...........................          8,639,776.79
March 25, 2020 ..............................          8,472,589.90
April 25, 2020 ..............................          8,308,433.77
May 25, 2020 ................................          8,147,255.41
June 25, 2020 ...............................          7,989,002.75
July 25, 2020 ...............................          7,833,624.61
August 25, 2020 .............................          7,681,070.67
September 25, 2020 ..........................          7,531,291.50
October 25, 2020 ............................          7,384,238.49
November 25, 2020 ...........................          7,239,863.87
December 25, 2020 ...........................          7,098,120.69
January 25, 2021 ............................          6,957,948.78
February 25, 2021 ...........................          6,820,345.14
March 25, 2021 ..............................          6,685,264.60
April 25, 2021 ..............................          6,552,662.76
May 25, 2021 ................................          6,422,495.97
June 25, 2021 ...............................          6,294,721.35
July 25, 2021 ...............................          6,169,296.73
August 25, 2021 .............................          6,046,180.71
September 25, 2021 ..........................          5,925,332.55
October 25, 2021 ............................          5,806,712.24
November 25, 2021 ...........................          5,690,280.45
December 25, 2021 ...........................          5,575,998.54
January 25, 2022 ............................          5,463,828.50
February 25, 2022 ...........................          5,353,733.02
March 25, 2022 ..............................          5,245,675.41
April 25, 2022 ..............................          5,139,619.60
May 25, 2022 ................................          5,035,530.16
June 25, 2022 ...............................          4,933,372.26
July 25, 2022 ...............................          4,833,111.68
August 25, 2022 .............................          4,734,714.79
September 25, 2022 ..........................          4,638,148.53
October 25, 2022 ............................          4,543,380.41
November 25, 2022 ...........................          4,450,378.52
December 25, 2022 ...........................          4,359,111.47
January 25, 2023 ............................          4,269,548.45
February 25, 2023 ...........................          4,181,659.14
March 25, 2023 ..............................          4,095,413.79
April 25, 2023 ..............................          4,010,783.12
May 25, 2023 ................................          3,927,738.39
June 25, 2023 ...............................          3,846,251.33
July 25, 2023 ...............................          3,766,294.18
August 25, 2023 .............................          3,687,839.66
September 25, 2023 ..........................          3,610,860.95
October 25, 2023 ............................          3,535,331.70
November 25, 2023 ...........................          3,461,226.01
December 25, 2023 ...........................          3,388,518.45
January 25, 2024 ............................          3,317,184.00
February 25, 2024 ...........................          3,247,198.10
March 25, 2024 ..............................          3,178,536.61
April 25, 2024 ..............................          3,111,175.79
May 25, 2024 ................................          3,045,092.34
June 25, 2024 ...............................          2,980,263.35
July 25, 2024 ...............................          2,916,666.31
August 25, 2024 .............................          2,854,279.10
September 25, 2024 ..........................          2,793,079.99
October 25, 2024 ............................          2,733,047.61
November 25, 2024 ...........................          2,674,160.99
December 25, 2024 ...........................          2,616,399.50
January 25, 2025 ............................          2,559,742.88
February 25, 2025 ...........................          2,504,171.23

                                                    AGGREGATE PLANNED
                                                   BALANCE OF THE CLASS
                                                      A-10 AND CLASS
DISTRIBUTION DATE                                  A-11 CERTIFICATES($)
-----------------                                  --------------------
March 25, 2025 ..............................          2,449,664.98
April 25, 2025 ..............................          2,396,204.91
May 25, 2025 ................................          2,343,772.14
June 25, 2025 ...............................          2,292,348.12
July 25, 2025 ...............................          2,241,914.60
August 25, 2025 .............................          2,192,453.67
September 25, 2025 ..........................          2,143,947.74
October 25, 2025 ............................          2,096,379.51
November 25, 2025 ...........................          2,049,731.99
December 25, 2025 ...........................          2,003,988.48
January 25, 2026 ............................          1,959,132.58
February 25, 2026 ...........................          1,915,148.17
March 25, 2026 ..............................          1,872,019.42
April 25, 2026 ..............................          1,829,730.78
May 25, 2026 ................................          1,788,266.95
June 25, 2026 ...............................          1,747,612.93
July 25, 2026 ...............................          1,707,753.95
August 25, 2026 .............................          1,668,675.52
September 25, 2026 ..........................          1,630,363.41
October 25, 2026 ............................          1,592,803.62
November 25, 2026 ...........................          1,555,982.41
December 25, 2026 ...........................          1,519,886.27
January 25, 2027 ............................          1,484,501.93
February 25, 2027 ...........................          1,449,816.37
March 25, 2027 ..............................          1,415,816.78
April 25, 2027 ..............................          1,382,490.58
May 25, 2027 ................................          1,349,825.41
June 25, 2027 ...............................          1,317,809.13
July 25, 2027 ...............................          1,286,429.82
August 25, 2027 .............................          1,255,675.77
September 25, 2027 ..........................          1,225,535.45
October 25, 2027 ............................          1,195,997.57
November 25, 2027 ...........................          1,167,051.01
December 25, 2027 ...........................          1,138,684.88
January 25, 2028 ............................          1,110,888.44
February 25, 2028 ...........................          1,083,651.18
March 25, 2028 ..............................          1,056,962.74
April 25, 2028 ..............................          1,030,812.97
May 25, 2028 ................................          1,005,191.89
June 25, 2028 ...............................            980,089.70
July 25, 2028 ...............................            955,496.76
August 25, 2028 .............................            931,403.62
September 25, 2028 ..........................            907,800.99
October 25, 2028 ............................            884,679.73
November 25, 2028 ...........................            862,030.89
December 25, 2028 ...........................            839,845.66
January 25, 2029 ............................            818,115.39
February 25, 2029 ...........................            796,831.59
March 25, 2029 ..............................            775,985.90
April 25, 2029 ..............................            755,570.15
May 25, 2029 ................................            735,576.26
June 25, 2029 ...............................            715,996.35
July 25, 2029 ...............................            696,822.64
August 25, 2029 .............................            678,047.51
September 25, 2029 ..........................            659,663.47
October 25, 2029 ............................            641,663.15
November 25, 2029 ...........................            624,039.34
December 25, 2029 ...........................            606,784.93
January 25, 2030 ............................            589,892.95
February 25, 2030 ...........................            573,356.57
March 25, 2030 ..............................            557,169.05
April 25, 2030 ..............................            541,323.79
May 25, 2030 ................................            525,814.32
June 25, 2030 ...............................            510,634.26
July 25, 2030 ...............................            495,777.35
August 25, 2030 .............................            481,237.46
September 25, 2030 ..........................            467,008.56
October 25, 2030 ............................            453,084.72
November 25, 2030 ...........................            439,460.12
December 25, 2030 ...........................            426,129.06
January 25, 2031 ............................            413,085.92
February 25, 2031 ...........................            400,325.20
March 25, 2031 ..............................            387,841.48
April 25, 2031 ..............................            375,629.46
May 25, 2031 ................................            363,683.93
June 25, 2031 ...............................            351,999.75
July 25, 2031 ...............................            340,571.90
August 25, 2031 .............................            329,395.45
September 25, 2031 ..........................            318,465.53
October 25, 2031 ............................            307,777.41
November 25, 2031 ...........................            297,326.39
December 25, 2031 ...........................            287,107.89
January 25, 2032 ............................            277,117.40
February 25, 2032 ...........................            267,350.50
March 25, 2032 ..............................            257,802.84
April 25, 2032 ..............................            248,470.16
May 25, 2032 ................................            239,348.27
June 25, 2032 ...............................            230,433.05
July 25, 2032 ...............................            221,720.48
August 25, 2032 .............................            213,206.58
September 25, 2032 ..........................            204,887.46
October 25, 2032 ............................            196,759.31
November 25, 2032 ...........................            188,818.38
December 25, 2032 ...........................            181,060.98
January 25, 2033 ............................            173,483.50
February 25, 2033 ...........................            166,082.39
March 25, 2033 ..............................            158,854.16
April 25, 2033 ..............................            151,795.40
May 25, 2033 ................................            144,902.75
June 25, 2033 ...............................            138,172.92
July 25, 2033 ...............................            131,602.67
August 25, 2033 .............................            125,188.82
September 25, 2033 ..........................            118,928.25
October 25, 2033 ............................            112,817.92
November 25, 2033 ...........................            106,854.81
December 25, 2033 ...........................            101,035.98
January 25, 2034 ............................             95,358.53
February 25, 2034 ...........................             89,819.63
March 25, 2034 ..............................             84,416.48
April 25, 2034 ..............................             79,146.35
May 25, 2034 ................................             74,006.56
June 25, 2034 ...............................             68,994.46
July 25, 2034 ...............................             64,107.48
August 25, 2034 .............................             59,343.08
September 25, 2034 ..........................             54,698.75
October 25, 2034 ............................             50,172.07
November 25, 2034 ...........................             45,760.62
December 25, 2034 ...........................             41,462.06
January 25, 2035 ............................             37,274.07
February 25, 2035 ...........................             33,194.38
March 25, 2035 ..............................             29,220.77
April 25, 2035 ..............................             25,351.05
May 25, 2035 ................................             21,583.09
June 25, 2035 ...............................             17,914.77
July 25, 2035 ...............................             14,344.04
August 25, 2035 .............................             10,868.87
September 25, 2035 ..........................              7,551.66
October 25, 2035 ............................              4,324.26
November 25, 2035 ...........................              1,184.80
December 25, 2035 and thereafter ............                  0.00

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